EXHIBIT 99a


                       PIANCONE GROUP INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                              FINANCIAL STATEMENTS
                               FOR THE YEARS ENDED
                           DECEMBER 31, 2005 AND 2004

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------

To the Board of Directors and Stockholders
Piancone Group International, Inc. and Subsidiaries

We have audited the accompanying balance sheets of Piancone Group International, Inc. and Subsidiaries as of December 31, 2005 and 2004, and the related statements of operations, shareholders' equity (deficit) and cash flows for the periods then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Piancone Group International, Inc. and Subsidiaries as of December 31, 2005 and 2004 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred material losses, has a negative current ratio, and stockholders equity. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters are addressed in Note
11. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amounts ands classification of liabilities that may result should the Company be unable to continue as a going concern.

/s/ E. Randall Gruber, CPA, PC

E. Randall Gruber, CPA, PC


Lake St. Louis Missouri-December 1, 2006

              PIANCONE GROUP INTERNATIONAL, INC. AND SUBSIDIAIRIES
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2005 AND 2004


ASSETS
                                                                    2005            2004
                                                                 -----------    -----------

Current Assets
Cash                                                             $   240,514    $        --
Accounts receivable, less allowance for doubtful accounts
  $22,577 at December 31, 2005 and zero at December 31, 2004         710,510        593,400
Inventory                                                            274,401        448,684
Prepaid expenses and deposits                                        150,356        149,403
                                                                 -----------    -----------

Total current assets                                               1,375,781      1,191,487

Property and equipment, net of accumulated depreciation
  (Note 5)                                                           241,956        252,459
                                                                 -----------    -----------
Note receivable                                                       65,000             --
Investments                                                               --        130,000
                                                                 -----------    -----------

Total assets                                                     $ 1,682,737    $ 1,573,946
                                                                 ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable                                                 $   884,614    $ 1,148,110
Accrued expenses                                                     681,906        129,396
Bank overdraft                                                            --          4,344
Bank loans                                                            54,000         60,000
Loans from stockholders - current portion (Notes 2, 6 and 9)       2,015,174      1,144,690
                                                                 -----------    -----------

Total current liabilities                                          3,635,694      2,486,540

Long term liabilities:
     Loans from stockholders - net of current portion (Note 9)       307,000        447,500

Commitments (Note 8)                                                      --             --

Stockholders' equity (deficit)
Common Stock, $.001 par value, 100,000,000 shares authorized;
  14,661,500 and 13,054,500 shares issued and outstanding at
  December 31, 2005 and 2004, respectively                            14,662         13,055
Additional paid in capital                                           792,173        713,430
Comprehensive income from currency translation                       (87,036)      (116,578)
Accumulated deficit                                               (2,979,756)    (1,970,001)
                                                                 -----------    -----------

Total stockholders' equity (deficit)                              (2,259,957)    (1,360,094)
                                                                 -----------    -----------

Total liabilities and stockholders' equity (deficit)             $ 1,682,737    $ 1,573,946
                                                                 ===========    ===========

The accompanying notes to financial statements are an integral part of this statement


                                       3


              PIANCONE GROUP INTERNATIONAL, INC. AND SUBSIDIAIRIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


                                                       2005            2004
                                                   ------------    ------------

Sales                                              $  3,452,618    $  4,286,451

Cost of sales                                         3,166,009       3,810,371
                                                   ------------    ------------
Gross profit                                            286,609         474,080

General and administrative expenses                   1,038,144       1,295,248
                                                   ------------    ------------

Net loss before other (income) expenses and
   income taxes                                        (751,535)       (819,168)
Other (income) expense
Interest expense                                        193,220         194,895
Loss on investment                                       65,000              --
Gain on disposition of Euro Cheese US                        --          (9,159)
Interest income                                              --            (848)
                                                   ------------    ------------

Net loss before provision for income taxes           (1,009,755)     (1,004,056)
                                                   ------------    ------------

Provision for income taxes                                   --              --
                                                   ------------    ------------

Net loss                                           $ (1,009,755)   $ (1,004,056)
                                                   ============    ============

Net loss per share - basic and diluted             $      (0.08)   $      (0.08)
                                                   ============    ============

Weighted average shares outstanding                  13,230,148      12,215,370
                                                   ============    ============

The accompanying notes to financial statements are an integral part of this statement.


                                       4

                              PIANCONE GROUP INTERNATIONAL, INC. AND SUBSIDIAIRIES
                                   CONSOLIDATED STOCKHOLDERS' EQUITY (DEFICIT)
                                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


                                                      Common Stock
                                        -----------------------------------------
                                                                                                                      Total
                                                                       Additional                    Retained     Stockholders'
                                         Number of      Par Value       Paid-In     Comprehensive    Earnings         Equity
                                          Shares         $.001          Capital        Income        (Deficit)      (Deficit)
                                        -----------    -----------    -----------    -----------    -----------    -----------

Balance December 31, 2003                11,306,000    $    11,306    $   484,494    $    55,368    $  (965,945)   $  (414,777)
Shares cancelled                           (122,500)          (122)       (49,878)            --             --         50,000
Shares issued in order to secure
  loans                                   1,433,500          1,434         70,241             --             --         71,675
Shares issued to acquire investment         100,000            100         64,900             --             --         65,000
Shares issued to acquire assets             300,000            300        141,835             --             --        142,135
Shares issued for services                   37,500             37          1,838             --             --          1,875
Net loss                                         --             --             --             --     (1,004,056)    (1,004,056)
Adjustment for foreign currency
translation                                      --             --             --       (171,946)            --       (171,946)
                                                                                                                   -----------
Comprehensive loss                               --             --             --             --             --     (1,176,002)
                                        -----------    -----------    -----------    -----------    -----------    -----------

Balance December 31, 2004                13,054,500         13,055        713,430       (116,578)    (1,970,001)    (1,360,094)
Shares issued in order to secure
  loans                                     117,000            117          5,733             --             --          5,850
Shares issued for services                  490,000            490         24,010             --             --         24,500
Shares issued as security for account
payable                                   1,000,000          1,000         49,000             --             --         50,000
Net loss                                         --             --             --             --     (1,009,755)    (1,009,755)
                                                                                                                   -----------
Adjustment for foreign currency
translation                                      --             --             --         29,542             --         29,542
Comprehensive loss                               --             --             --             --             --       (980,213)
                                        -----------    -----------    -----------    -----------    -----------    -----------

Balance December 31, 2005                14,661,500    $    14,662    $   792,173    $   (87,036)   $(2,979,756)   $(2,259,957)
                                        ===========    ===========    ===========    ===========    ===========    ===========

The accompanying notes to financial statements are an integral part of this statement


                                                        5

              PIANCONE GROUP INTERNATIONAL, INC. AND SUBSIDIAIRIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


                                                         2005            2004
                                                      -----------    -----------

Cash flow from operating activities:
       Net loss                                       $(1,009,755)   $(1,004,056)
Adjustment to reconcile net (loss) to net cash used
     in operating activities:
       Depreciation                                        10,503         14,478
       Shares issued for loan commitments                   5,850         71,675
       Shares issued for services                          24,500          1,875
       Gain on disposition of Deli                             --         (9,159)
(Increase) decrease in operating assets:
       Accounts receivable                               (117,110)      (224,370)
       Inventory                                          174,283       (106,913)
       Prepaid expenses                                    49,047        (16,123)
       Bank overdraft                                      (4,344)         4,344
Increase (decrease) in operating liabilities:
       Accounts payable                                  (263,494)       459,316
       Accrued liabilities                                552,511         80,844
                                                      -----------    -----------

Net cash used in operating activities                    (578,009)      (793,089)

Cash flow from investing activities:
       Acquisition of property and equipment                   --        (12,769)
       Acquisition of investment                               --        (65,000)
       Disposition of investment                           65,000             --
                                                      -----------    -----------

Net cash provided by (used in) investing activities        65,000        (77,769)
                                                      -----------    -----------

Cash flow provided from financing activities:
       Stockholder loans                                  729,981        905,705
       Bank loans increase (paid)                          (6,000)        60,000
                                                      -----------    -----------

Net cash provided by financing activities                 723,981        905,705
                                                      -----------    -----------
Effect of exchange rate changes on cash                    29,542       (171,946)
                                                      -----------    -----------

Net increase (decrease) in cash                           240,514        (12,099)

Cash, beginning of year                                        --         12,099
                                                      -----------    -----------

Cash, end of year                                     $   240,514    $        --
                                                      ===========    ===========

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND
     FINANCING ACTIVITIES:
Issuance of stock for services                        $    24,500    $     1,875
Issuance of shares for acquisition of investment      $        --    $    65,000
Issuance of shares for assets                         $        --    $   142,135
Issuance of shares for loan commitments               $     5,850    $    71,675
Issuances of shares for accounts payable security     $    50,000    $        --

The accompanying notes to financial statements are an integral part of this statement.

              PIANCONE GROUP INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


BASIS OF PRESENTATION
---------------------

Piancone Group International, Inc. ("the Company") was incorporated in the State of Nevada on January 24, 2001.

In December 2004 the Company merged all of the operations of Euro Cheese Co., USA, (Euro USA) into Piancone Group International, Inc. Euro USA. transferred its shares in Euro Cheese Co. S.A. de C.V. (Euro Mexico) to the Company. The company disposed of the stock held in Euro USA on December 31, 2004.

Euro Mexico in May 2004 transferred its operations to US Alimentos Co. S. de R.L. de C.V. (Alimentos) a wholly owned subsidiary of the Company and became inactive.

During two years ended December 31, 2005, the Company acquired an investment in and disposed of US Hotel & Restaurant Supply Mexico S. de R.L. de C. V. (Hoteles). Hoteles has not been included in the consolidated financial statements, as it was disposed of prior to the year end is inconsequential to the results.

DESCRIPTION OF BUSINESS
-----------------------

The Company operates a food wholesaling business in Mexico through Alimentos.

Alimentos is located in Tijuana and is very specialized niche food service distributor located within the frontier zone of Mexico offering 900 plus gourmet specialty food service items to the foodservice trade. Superior customer service, an excellent distribution network, and greater variety of top quality imported food products, supplies and equipment are featured.

The distribution center offer restaurants, hotels, bakeries, resorts, pizza shops, schools and other food service establishments the largest variety of products locally available. A customized order/shopping list for recurring customers makes it easier for orders to be taken by the experienced sales representatives.

The Company also operates as a broker for companies in Mexico financing purchases in the United States, receiving the merchandise and transporting it into Mexico.


3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
    ------------------------------------------

PRINCIPLES OF CONSOLIDATION
---------------------------

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Alimentos and Euro Mexico.

The financial statements have been consolidated with the parent company and all inter-company transactions and balances have been eliminated in consolidation.

REVENUE RECOGNITION
-------------------

The Company recognizes revenue when the earnings process is complete. This generally occurs when the products are shipped to the customer in accordance with terms of the agreement, title and risk of loss have been transferred, collection is reasonably assured, and pricing is fixed or determinable.

ALLOWANCE FOR DOUBTFUL ACCOUNTS
-------------------------------

The Company has not had sufficient experience with bad debts to establish a policy. However, the Company considers certain accounts to be in doubt and has provided an allowance of $22,577 at December 31, 2005.

INVENTORY
---------

Substantially all inventories consist of food products and related supply items for distribution to food service trade. Inventories are valued at cost, as determined by the first-in, first-out method; in the aggregate, such valuations are not in excess of market.

PROPERTY AND EQUIPMENT
----------------------

Property and equipment is stated at cost and depreciated using the straight-line method over the estimated useful life of the assets, which is three to seven years.


IMPAIRMENT OF LONG-LIVED ASSETS
-------------------------------

The Company reviews the carrying values of its long-lived assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. No impairment losses were recorded in 2005 and 2004.

USE OF ESTIMATES
----------------

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INCOME TAXES
------------

Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NET LOSS PER SHARE
------------------

In February 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 128 "Earnings Per Share" which requires the Company to present basic and diluted earnings per share, for all periods presented. The computation of loss per common share (basic and diluted) is based on the weighted average number of shares actually outstanding during the period. The Company has no common stock equivalents, which would dilute earnings per share.

FAIR VALUE OF FINANCIAL INSTRUMENTS
-----------------------------------

Financial instruments consist principally of cash and payables. The estimated fair value of these instruments approximate their carrying value.

FOREIGN CURRENCY TRANSLATION
----------------------------

The Company translates the foreign currency financial statements of its foreign operations by translating balance sheet accounts at the appropriate historical or current exchange rate on the balance sheet date and the income statement accounts using the prevailing exchange rates at the transaction date. Translation gains and losses are recorded in stockholders' equity and realized gains and losses are reflected in operations. The translation exchange gains
(loss) for the year ended December 31, 2005 and 2004 were $29,542 and ($171,946), respectively.

RECENT ACCOUNTING PRONOUNCEMENTS
--------------------------------

The Company has reviewed recent accounting pronouncements that have been adopted and have concluded that they will not have any material impact on its financial statements.

4.  GOING CONCERN
    -------------

The accompanying consolidated financial statements, which have been prepared in conformity with accounting principles generally accepted in the United States of America, contemplates the continuation of the Company as a going concern. However, the Company has sustained significant losses and has used capital raised through the issuance of stock and stock subscriptions to fund its activities. Continuation of the Company as a going concern is contingent upon establishing and achieving profitable operations. Such operations will require management to secure additional financing for the Company in the form of debt or equity.


5.  PROPERTY AND EQUIPMENT
    ----------------------

Property and equipment consist of the following:

                                                         2005             2004
                                                       --------         --------
           Machinery and equipment                     $157,258         $157,258
           Transportation equipment                      44,065           44,065
           Office furniture                              37,683           37,683
           Cold storage                                  76,900           76,900
           Other                                             --               --
           Capital leases                                    --               --
                                                       --------         --------
           Total property and equipment                 315,906          315,906
           Less: accumulated depreciation                86,924           63,447
                                                       --------         --------
           Net property and equipment                  $241,956         $252,459
                                                       ========         ========

Depreciation expense for the years ended December 31, 2005 and 2004 was $10,503 and $14,478, respectively.

6.  CAPITAL STOCK
    -------------

COMMON STOCK
------------

Prior to the acquisition by the Company, Euro USA acquired Euro Mexico, a controlled company, by issuing 2,000,000 shares of its common stock to acquire the 2,000,000 outstanding shares of Euro Mexico and issued a note payable for $300,000 to a minority stockholder as a return of capital for dilution of equity (Note 2). The $300,000 note payable has an interest rate of 10% and is due on demand.

During 2004 the Company issued 1,433,500 shares of common stock ($71,675) in order to secure loans.

In January 2004 the Company issued 100,000 shares of common stock ($65,000) and paid $65,000 to acquire an investment.

During 2004 the Company issued 37,500 shares of common stock ($1,875) for services.

In December 2004 the Company issued 300,000 shares of common stock ($142,135) to acquire fixed assets ($21,790), Inventory ($105,159) and accounts receivable ($15,186) from Sweet Specialties a distributor of candies.

During the year ended December 31, 2005 the Company issued 490,000 and 117,000 shares of common stock for services and to secure loans, respectively.

During the year ended December 31, 2005 the Company issued 1,000,000 shares of common stock as security for an account payable.

7.  INCOME TAXES
    ------------

The components of the deferred tax asset is as follows;

                                                     December 31,   December 31,
                                                         2005           2004
                                                      ---------      ---------
        Deferred tax assets:
        Net operating loss carry-forward              $ 950,000      $ 780,000
        Valuation allowance                            (950,000)      (780,000)
                                                      ---------      ---------
        Net deferred tax assets                       $      --      $      --
                                                      =========      =========

The Company had available approximately $2,600,000 and $2,000,000 of unused Federal and California net operating loss carry-forwards at December 31, 2005 and 2004, respectively, that may be applied against future taxable income. These net operating loss carry-forwards expire through 2024 and 2016 for Federal and State purposes, respectively. The State of California has suspended the use of net operating losses for years ended December 31, 2002 and 2003. There is no assurance that the Company will realize the benefit of the net operating loss carry-forwards.

The Company has available approximately $1,200,000 of unused Mexico net operating loss carry-forwards at December 31, 2005, that may be applied against future taxable income. These net operating loss carry-forwards expire through 2014.

SFAS No. 109 requires a valuation allowance to be recorded when it is more likely than not that some or all of the deferred tax assets will not be realized. At December 31, 2004 and 2003, valuation allowances for the full amount of the net deferred tax asset were established due to the uncertainties as to the amount of the taxable income that would be generated in future years.

Reconciliation of the differences between the statutory tax rate and the effective income tax rate is as follows for the years ended December 31:

                                                          2005         2004
                                                        --------     --------
        Statutory federal tax (benefit) rate            (34.00%)     (34.00%)
        Statutory state tax (benefit) rate               (5.83%)      (5.83%)
        Statutory foreign tax (benefit) rate            (34.00%)     (34.00%)
        Effective tax rate                               34.00%       34.00%
        Valuation allowance                              39.83%       39.83%
                                                        --------     --------
        Effective income tax rate                           --           --
                                                        ========     ========

Mexico enacted a new income tax law on January 1, 2002. This law provides for a 1% annual reduction in the income tax rate beginning in 2003 to 34% and ending at a rate of 32% in 2005.

For the years ended December 31, 2005 and 2004, the Company did not incur an expense or benefit for employee statutory profit sharing as required by Mexico law.

8.  OPERATING LEASES
    ----------------

OPERATING LEASES
----------------

The Company leases it facilities in Mexico and in San Diego, California. Net rental expense was $78,800 in 2005 and $71,100 in 2004.

9.  RELATEID PARTY TRANSACTIONS
    ---------------------------

The Company had the following loans from stockholders at December 31, 2005 and 2004:

                                                       2005             2004
                                                    ----------       ----------
        Loans from stockholders                     $2,322,174       $1,592,190

        Less: Current portion                        2,015,174        1,144,690
                                                    ----------       ----------

        Long term portion                           $  307,000       $  447,500
                                                    ==========       ==========


The Company received unsecured loans form stockholders totaling $724,000 and $605,000 during the years ended December 31, 2005 and 2004, respectively. The loans have various due dates and contain interest rates ranging from 0% to 49%.

Minimum maturities of notes payable at December 31, 2005 are as follows:

                     For the year ended December 31,
                     -------------------------------
                     2007                                              $ 185,000
                     2008                                              $ 122,000

10.  SEGMENT INFORMATION
     -------------------

The Company has adopted FAC Statement No. 131, "Disclosures about Segments of a Business Enterprise and Related Information".

                                                 United
                                                 States             Mexico
                                               ----------         ----------
        Net loss                      2005     $  313,351         $  614,098
                                      2004     $  432,244         $  410,894

        Long lived assets (net)       2005     $    2,991         $  249,468
                                      2004     $    2,991         $  252,459


11.  SUBSEQUENT EVENT
     ----------------

On October 1, 2006 the Company was acquired by a OTC.BB publicly traded Company Nascent Wine Company, a provider of food and beverage products in the United States and Mexico. The acquisition provided that Nascent would buy the assets of the company for stock in the publicly traded enterprise.